                                                                    EXHIBIT 99.1

From:     Hifn, Inc.                                                 (HIFN LOGO)
          750 University Avenue
          Los Gatos, CA 95032

Contact: William R. Walker, Vice President and Chief Financial Officer 408-399-3537
          wwalker@hifn.com

        HIFN REPORTS REVENUES AND EARNINGS FOR THIRD QUARTER FISCAL 2004

      LOS GATOS, Calif., July 14, 2004 - Hifn(TM) (NASDAQ: HIFN) today reported financial results for the third quarter and nine months ended June 30, 2004.

      Revenues for the third quarter of fiscal 2004 were $11.3 million, an increase of 9.2% from the $10.4 million in revenues reported in the previous quarter and an increase of 115.0% from the $5.3 million in revenues reported in the third quarter of fiscal 2003. Revenues for the nine months ended June 30, 2004 were $28.8 million, an increase of 102.6% from the $14.2 million reported for the nine months ended June 30, 2003.

      Net loss for the third quarter ended June 30, 2004 was $3.5 million, or $0.25 per diluted share, including a $370,000 charge related to a reduction-in-force in June 2004 and an in-process research and development charge of $893,000 related to the acquisition of technology from C-Sky Systems in China, as compared to net loss of $4.1 million, or $0.38 per diluted share, for the third quarter of fiscal 2003 ended June 30, 2003. Net loss for the nine months ended June 30, 2004 was $11.1 million, or $0.88 per diluted share, as compared to net loss of $14.5 million, or $1.36 per diluted share, for the nine months ended June 30, 2003.

      "Hifn's revenue performance, as expected, continues to improve, with network processors contributing close to $4 million for the quarter, and ongoing growth in our security processor business, particularly with Cisco Systems," said Chris Kenber, Hifn's Chairman and CEO. "Our wholly-owned Chinese subsidiary in Hangzhou, Saian Microsystems, is now fully operational. Also, at the end of the quarter, Hifn executed a minor restructure of its engineering organization as a consequence of continuing implementation of our network processor-based strategy. This strategy requires significantly different skills, and as a consequence we laid off a number of Hifn engineers and ended multiple consulting agreements, with the expectation of hiring additional engineering resources in the USA. This adjustment enables us to move forward in the execution of our roadmap, and in particular with the development of the network processor follow-on product that will form the primary platform for our ongoing security strategy," he continued.

Hifn Third Quarter 2004
Earnings Release                                                          Page 2

      "Overall revenue for the upcoming September quarter is expected to grow to between $13 million and $13.5 million. We expect to achieve breakeven to positive operating results in the September quarter with this revenue expectation and the adjustment in our operating expenses," Kenber added.

      Hifn management will hold a conference call to discuss these results today, July 14, 2004 at 1:30 p.m. Pacific Daylight Time (PDT). Those wishing to join should dial 800-509-8613 (domestic U.S.) or 706-679-4544 (international) at approximately 1:15 p.m. Playback of the conference call will be available from 5 p.m. (PDT) on Wednesday, July 14, 2004 through 5 p.m. (PDT) on Saturday, July 17, 2004 and may be accessed by calling 800-642-1687, pass code 8260510. This press release and information regarding the conference call may be accessed through the Investor Relations page in Hifn's corporate website at http://www.hifn.com/.

About Hifn

      Hifn, Inc. of Los Gatos, California makes integrated circuits and software for manufacturers of computer networking products. Hifn's integrated data flow technology enables secure intelligent networks with compression, encryption and application recognition. This is central to the growth of the Internet, helping to make electronic mail, web browsing, Internet shopping and multimedia communications better, faster and more secure. Many of the major network equipment manufacturers use Hifn's patented technology to improve packet processing. More information on the company is available from the company's SEC filings. Additional product information can be obtained from the Hifn Website at http://www.hifn.com/. Hifn is traded on the NASDAQ National Market under the symbol HIFN.

Hifn Third Quarter 2004
Earnings Release                                                          Page 3


"Safe Harbor" Statement under the U.S. Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Specifically, statements regarding the Company's future financial performance including statements related to a continuing improvement in processor revenues, expected revenue growth in and operating expense reduction for the September quarter, Hifn's successful execution of its network processor-based technology, the anticipated break-even operating results and reduction in operating expenses and the anticipated success of Hifn's development activities in China are all forward-looking statements within the meaning of the Safe Harbor subject to the risks set forth below and actual results could vary. Factors that could cause actual results to differ materially from those described herein include, but are not limited to: dependency on a small number of customers, customer demand and customer ordering patterns; orders from Hifn's customers may be below the company's current expectations; and the perceived economic growth in the technology sector may be less than anticipated or short-lived, including the rate of growth in our security processor business. Additional risks include: risks associated with the success of Hifn's ongoing technology development efforts; Hifn's ability to successfully integrate new technology into products in a cost-effective manner; Hifn's ability to effect its current strategy and to effectively control expenses; the timing of Hifn's new product introductions; intense competition in the network and storage equipment industries; the benefits expected from business partnerships we enter into may not achieve anticipated benefits due to market factors or other factors outside our control and the significant uncertainty of market acceptance of Hifn's new products. These and other risks are detailed from time to time in Hifn's SEC reports including reports on Forms 10-K, 10-Q and 8-K. Hifn expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Hi/fn(R) is a registered trademark of hi/fn, inc. Hifn is a trademark of hi/fn, inc.

Hifn Third Quarter 2004
Earnings Release                                                          Page 4


                                   HIFN, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)
                                   (unaudited)

                                                       Three Months Ended         Nine Months Ended
                                                            June 30,                   June 30,
                                                     ----------------------      ----------------------
                                                       2004          2003          2004          2003
                                                     --------      --------      --------      --------
Net revenues                                         $ 11,323      $  5,267      $ 28,833      $ 14,231
                                                     --------      --------      --------      --------
Costs and operating expenses:
       Cost of revenues                                 3,583         1,767         7,926         4,758
       Research and development                         6,612         4,558        16,982        15,189
       Sales and marketing                              1,896         1,790         5,527         5,306
       General and administrative                       1,098           979         3,319         2,851
       Amortization of intangibles                        825           358         2,294         1,075
       In-process research & development                  893            --         4,230            --
                                                     --------      --------      --------      --------
              Total costs and operating expenses       14,907         9,452        40,278        29,179
                                                     --------      --------      --------      --------
Loss from operations                                   (3,584)       (4,185)      (11,445)      (14,948)
Interest and other income, net                             85           100           296           442
                                                     --------      --------      --------      --------
Loss before income taxes                               (3,499)       (4,085)      (11,149)      (14,506)
Provision for income taxes                                 --            --            --            --
                                                     --------      --------      --------      --------
Net loss                                             $ (3,499)     $ (4,085)     $(11,149)     $(14,506)
                                                     ========      ========      ========      ========
Net loss per share, basic and diluted                $  (0.25)     $  (0.38)     $  (0.88)     $  (1.36)
                                                     ========      ========      ========      ========
Weighted average shares outstanding,
       basic and diluted                               13,834        10,775        12,706        10,653
                                                     ========      ========      ========      ========

Hifn Third Quarter 2004
Earnings Release                                                          Page 5


                                   HIFN, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)
                                  (unaudited)

                                                      June 30,     September 30,
                                                       2004            2003
                                                     ---------      ---------
ASSETS
Current assets:
       Cash & short-term investments                 $  51,408      $  43,074
       Accounts receivables, net                         4,867          2,715
       Inventories                                       1,440            355
       Prepaid expenses and other current assets         1,510          1,025
                                                     ---------      ---------
                Total current assets                    59,225         47,169
Property and equipment, net                              1,864          2,107
Intangibles and other assets, net                       14,494          3,545
                                                     ---------      ---------
                                                     $  75,583      $  52,821
                                                     =========      =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
       Accounts payable                              $   4,541      $   2,123
       Accrued expenses and other liabilities            7,266          9,581
                                                     ---------      ---------
                                                        11,807         11,704
                                                     ---------      ---------
Stockholders' equity:
       Common stock                                         14             11
       Paid in capital                                 161,278        127,473
       Accumulated deficit                             (97,516)       (86,367)
                                                     ---------      ---------
                                                        63,776         41,117
                                                     ---------      ---------
                                                     $  75,583      $  52,821
                                                     =========      =========